Thomas Saunders, III
Form 4 Attachment - Exhibit 99
Transaction Detail

					Shares		Price

Common Stock	7/17/2008	S	2	D	37.21
Common Stock	7/17/2008	S	5,530	D	37.20
Common Stock	7/17/2008	S	3,000	D	37.05
Common Stock	7/17/2008	S	600	D	37.03
Common Stock	7/17/2008	S	1,805	D	37.01
Common Stock	7/17/2008	S	89,063	D	37.00